UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2013 (February 11, 2013)

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01               Entry Into a Material Definitive Agreement.

On February 11, 2013, iStar Financial Inc. (the “Company”) entered into a $1.707 billion senior secured credit facility due October 15, 2017 (the “New Credit Facility”) that amends and restates its $1.82 billion senior secured credit facility due October 15, 2017, dated October 15, 2012 (the “Original Credit Facility”). JPMorgan Chase Bank, N.A., acted as administrative agent, Barclays Bank PLC, acted as syndication agent, Bank of America, N.A., acted as documentation agent, and J.P. Morgan Securities LLC and Barclays Bank PLC acted as joint physical bookrunners and, together with Merrill Lynch, Pierce, Fenner & Smith Incorporated., as joint lead arrangers and bookrunners, of the New Credit Facility.  The New Credit Facility amends the Original Credit Facility by: (i) reducing the interest rate from LIBOR plus 4.5%, with a 1.25% LIBOR floor, to LIBOR plus 3.50%, with a 1.00% LIBOR floor; and (ii) extending the call protection period for the lenders from October 15, 2013 to December 31, 2013.

The foregoing description of the New Credit Facility does not purport to be complete and is qualified in its entirety by reference to the New Credit Facility, a copy of which is filed as an exhibit to this report and is incorporated herein by reference.

ITEM 9.01               Financial Statements and Exhibits.

Exhibit     10.1   New Credit Facility, dated as of February 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date:	February 15, 2013	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date:	February 15, 2013	By:	/s/ David DiStaso
David DiStaso
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	New Credit Facility, dated as of February 11, 2013.